                                                                    EXHIBIT 99.1

                            STOCK PURCHASE AGREEMENT

                                    between

                      AMERICAN BUSINESS INFORMATION, INC.

                                      and

                                Robert Cunniffe

                                      and

                               Sheldon Zaslansky

                                      and

                                AO Capital Corp.

                         Dated as of February 23, 1998

                            STOCK PURCHASE AGREEMENT

                               TABLE OF CONTENTS

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                                                                                      Page
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
SECTION 1.    Purchase and Sale ..................................................     2

SECTION 2.    Several Representations and Warranties of Sellers...................     2

SECTION 3.    Joint and Several Representations And Warranties Of Sellers.........     4

SECTION 4.    Representations and Warranties of Buyer.............................    13

SECTION 5.    Additional Covenants................................................    15

SECTION 6.    The Closing.........................................................    15

SECTION 7.    Conditions Precedent to the Obligations of Buyer....................    16

SECTION 8.    Conditions Precedent to the Obligations of Sellers..................    19

SECTION 9.    Conduct of Business Prior to Closing................................    21

SECTION 10.   Indemnification.....................................................    23

SECTION 11.   Termination; Modification or Waiver.................................    25

SECTION 12.   Costs Incident to Preparation of Agreement..........................    26

SECTION 13.   Parties in Interest and Assignment..................................    27

SECTION 14.   Investigation by Buyer; Confidentiality.............................    27

SECTION 15.   Miscellaneous.......................................................    28

SIGNATURES    ....................................................................    31

Schedules and Exhibits

       THIS STOCK PURCHASE AGREEMENT dated as of February 23, 1998 ("Agreement") between Robert Cunniffe, Sheldon Zaslansky and AO Capital Corp. ("Sellers"), and American Business Information, Inc., a Delaware corporation ("Buyer")

                             W I T N E S S E T H :

       WHEREAS, Sellers are the owners of all of the outstanding common stock, no par value per share, and warrants to purchase 74 shares of said common stock (together referred to hereinafter as the "Shares"), of Armonk List Companies Corp., a New York corporation (the "Company"), in the amounts set forth on
Schedule I hereto; and

       WHEREAS, Sellers desire to sell, and Buyer desires to acquire, all of the Shares; and

       WHEREAS, as inducement to the Buyer to execute this Agreement, Robert Cunniffe, Sheldon Zaslansky and Marla Maisner have agreed to enter into employment agreements and confidentiality and noncompete agreements, each effective upon the Closing (as hereinafter defined);

       NOW, THEREFORE, in consideration of the premises and of the respective representations and warranties hereinafter set forth, the covenants and agreements herein contained, the employment agreements and confidentiality and noncompete agreements to be entered into pursuant to this Agreement and the purchase of the Shares pursuant hereto, and the payment of the purchase price hereinafter provided, the parties hereto do hereby represent, warrant, covenant and agree as follows:

       SECTION 1.    Purchase and Sale.

       Subject to the terms and conditions of this Agreement, Buyer agrees to pay and deliver to Sellers, in the respective amounts set forth opposite Sellers' names on Schedule I hereto, on the Closing Date, the purchase price (the "Purchase Price") in the amount of Fifteen Million Two Hundred Fifty-Six Thousand Four Hundred Seventy-Three Dollars ($15,256,473), subject to adjustment as contemplated by Exhibit D hereto, by certified or bank check or wire transfer in immediately available funds and assume the debt outstanding as detailed on Exhibit D attached hereto and incorporated herein by reference, and Sellers agree to sell and deliver to Buyer, on the Closing Date, the Shares.

       SECTION 2.    Several Representations and Warranties of Sellers.

       Each Seller hereby represents and warrants severally (and as to itself only) and not jointly to Buyer that the statements contained in this Section 2, including the disclosure schedules thereto, are correct and complete as of the date of this Agreement and, when supplemented by additional or amended disclosure schedules, if any, provided by the Sellers on or prior to the Closing Date, will be correct and complete as of the Closing Date and as follows:

              (a) Title to Shares. Such Seller is the true and lawful owner, of record and beneficially, of the Shares set forth next to such Seller's name on Schedule I, free and clear of all liens, security interests, pledges, assessments, charges, adverse claims, leases, licenses, restrictions, options and other encumbrances of any nature whatsoever (collectively, "Liens"), except as set forth on Schedule 2(a) hereto. At the Closing, such Seller will validly transfer the Shares owned by it free and clear of all Liens. Other than the rights and obligations arising under this Agreement, none of the Shares owned by such Seller is subject to any rights of any other person to acquire the same. None of the Shares owned by such Seller is subject to any restrictions on transfer thereof, except (i) as set forth on Schedule 2(a) and (ii) for restrictions imposed by applicable federal and state securities laws.

              (b) Authority Relative to Agreement. Such Seller has full power and authority to enter into this Agreement and to perform his obligations hereunder. This Agreement has been duly executed and delivered by such Seller and constitutes the legal, valid and binding obligation of such Seller, enforceable against him in accordance with its terms. The execution and delivery of this Agreement by such Seller and performance of his obligations hereunder will not conflict with or result in a breach, default (or an event which, with notice or lapse of time or both, would constitute a default) or violation of any of the terms, provisions or conditions of any agreement, document, or instrument, or any judgment, decree, court order, statute, regulation, ordinance or law to which such Seller is subject, except such as would not, individually or in the aggregate, have a Material Adverse Effect (as defined below) on such Seller's authority to enter into this Agreement, ability to consummate the transactions contemplated hereby or ability to perform his obligations hereunder. Except as contemplated by Sections 7(g) and 8(f) hereof, no permit, authorization, consent or approval of, or filing with or notification to, any court or public body or authority or expiration of any governmentally imposed waiting period, and no authorization, consent, or approval of, or release by, any other third party, is necessary for the consummation by such Seller of the sale of the Shares owned by him as contemplated by this Agreement and the performance of his obligations hereunder.

       SECTION 3.    Joint and Several Representations And Warranties Of
Sellers.

       AO Capital Corp. warrants and represents severally from the other Sellers (and only to the extent of the actual knowledge of any one or more of the following named persons: William D. Cotter, Maurice J. Cunniffe, Allen I Skott, John van Dyke or William S. Zegras ("Actual Knowledge")) and Robert Cunniffe and Sheldon Zaslansky, jointly and severally, to the best of their knowledge,represent and warrant to, and agree with, Buyer that the statements contained in this Section 3, including the disclosure schedules thereto, are correct and complete as of the date of this Agreement and, when supplemented by additional or amended disclosure schedules, if any, provided by the Sellers on or prior to the Closing Date, will be correct and complete as of the Closing Date and as follows:

              (a) Corporate Organization. Each of the Company, Walter Karl, Inc., Walter Karl List Management, Inc. (formerly, Qualified Lists Corp.), List Maintenance Corp. and Armonk Facilities Corp. (each, a "Subsidiary"; collectively, the "Subsidiaries"), is a corporation duly incorporated, validly existing and in good standing under the laws of New York with full corporate power and authority to carry on its business as presently conducted by it and to own, lease and operate its properties where such properties are now owned, leased or operated, and is qualified to do business in all foreign jurisdictions where the failure to be so qualified individually or in the aggregate would have a material adverse effect on the condition (financial or otherwise), properties, assets and operations of the Company and the Subsidiaries, taken as a whole (as used here or elsewhere in this Agreement, a "Material Adverse Effect"). The Company has no subsidiaries other than the Subsidiaries.

              (b) Capitalization. (i) The authorized capital stock of the Company consists of 200 shares of Common Stock, no par value per share. The only shares of capital stock of the Company issued and outstanding are the Shares. All of the Shares were duly authorized and validly issued and are fully paid and non-assessable. None of the Shares were issued in violation of any preemptive or preferential right. Except as set forth on Schedule 3(b), there are no outstanding conversion or exchange rights, subscriptions, options, warrants or other arrangements or commitments obligating the Company to issue or transfer any shares of its capital stock or other securities.

              (ii) All of the outstanding shares of capital stock of the Subsidiaries were duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company free and clear of all Liens, except as set forth on Schedule 2(a). None of the shares of the Subsidiaries was issued in violation of any preemptive or preferential rights. Except as set forth in Schedule 3(b), there are no outstanding conversion or exchange rights, subscriptions, options, warrants or other arrangements or commitments obligating the Company or the Subsidiary to issue or transfer any shares of capital stock or other securities of the Subsidiary.

              (c) Charter Documents, Etc. Sellers previously have delivered to Buyer true and accurate copies of the Certificate of Incorporation (or other instrument of incorporation) and By-laws as of the date hereof of the Company and each of the Subsidiaries and no action has been taken or authorized to amend such Certificates of Incorporation or By-laws or to liquidate or dissolve the Company or any Subsidiaries.

              (d) No Violation. Neither the execution and delivery of this Agreement by Sellers and the performance by Sellers hereunder, nor the consummation of the transactions contemplated hereby, will violate, conflict with, result in the breach of or accelerate the performance required by any of the terms, conditions or provisions of the Certificate of Incorporation or By-laws of the Company or any Subsidiary or any order, ruling, decree, judgment, arbitration award or stipulation to which the Company or any Subsidiary is subject, or constitute a default thereunder or result in the creation or imposition of any Lien upon any of the assets of the Company or any material assets of any Subsidiary, or terminate any lease of real property of the Company or material lease of any Subsidiary, except as set forth on Schedule 3(i)(2), which violations, conflicts, breaches, defaults, liens, charges or encumbrances or terminations, individually or in the aggregate, would have a Material Adverse Effect.

              (e) Consents and Approvals of Governmental Authorities and Others. Except as set forth in Schedule 3(e) hereto, no approval or authorization of, filing or registration with, or notification to, any governmental or regulatory authority is required by or on behalf of the Company or any Subsidiary in connection with the execution and delivery of this Agreement by Sellers, the performance of their obligations hereunder or the consummation of the transactions contemplated hereby or for the prevention of any termination of any right, privilege, license or agreement of the Company or any Subsidiary. All such approvals, authorizations, filings, registrations and notifications set forth on Schedule 3(e) hereto have been or will be obtained on or prior to the Closing Date. The Company and the Subsidiaries each currently has and will maintain in effect until the Closing Date such licenses, permits and other authorizations from all federal, state and local authorities as are necessary for the conduct of its business and which the failure to have maintained would, individually or in the aggregate, have a Material Adverse Effect. No suspension or cancellation of any such license, permit or other authorization is, to the knowledge of Sellers, threatened and none of such licenses, permits and authorizations, individually or in the aggregate, will be affected to the material detriment of the business of the Company and the Subsidiaries by consummation of the transactions contemplated in this Agreement.

              (f) Financial Statements. The draft, unaudited financial statements of the Company and the Subsidiaries, on a consolidated basis, for the year ended September 30, 1997 and for the three months ended December 31, 1997 (the "Financial Statements"), as set forth on Schedule 3(f)(1), were prepared in accordance with generally accepted accounting principles consistently applied, except for the unaudited financial statements for the three months ended December 31, 1997 which may be subject to year end adjustment and except as set forth on Schedule 3(f)(3). Additional information regarding excess rent provisions are set forth on Schedule 3(f)(2). The Financial Statements are accurate in all material respects and present fairly, except that the Financial Statements will not have financial statement notes attached to them, the assets and liabilities and results of operations of the Company and its Subsidiaries, on a consolidated basis, at the dates and for the periods specified therein on a basis that is consistent in all material respects. Since the most recent dates of the Financial Statements, except as disclosed in the Schedules to this Stock Purchase Agreement, there have not been (1) any changes, individually or in the aggregate, in the business, assets or operations of the Company and the Subsidiaries; or (2) any actual or, to the knowledge of Sellers, threatened damages, losses, conversions, terminations, cancellations, defaults or takings by eminent domain or other actions by governmental authority which, individually or in the aggregate, would have a Material Adverse Effect. All accounts receivable reflected on the Financial Statements, and to be reflected on the books and records of the Company and the Subsidiaries as of the Closing Date, are and will be bona fide and arose in the ordinary course of business at the aggregate amounts thereof less the reserve for doubtful accounts with respect thereto. On the Closing Date, no person will have any Lien on such receivables, or any part thereof. No agreement for deduction, free goods, discount or other material deferred price or quantity adjustment has been made with respect to any of such receivables other than in the ordinary course of business and consistent with historical practice. The reserve for doubtful accounts has been established in accordance with the experience of the Company and the Subsidiaries.

              (g) Equipment, Etc. The list of material items of machinery and equipment and of vehicles owned or leased by the Company or its Subsidiaries set forth in Schedule 3(g) hereto is a complete and accurate list in all material respects of all such items owned by the Company and the Subsidiaries as of December 31, 1997 and included in the balance sheet dated December 31, 1997 included in the Financial Statements, except for dispositions and acquisitions in the ordinary course of the Business since December 31, 1997.

              (h) Title to Assets, Etc. The Company and the Subsidiaries have good and marketable title to or valid leasehold interests in or the right to use the assets which they purport to own and use in their business.

              (i) Contracts and Other Agreements. Schedule 3(i) hereto accurately identifies (i) all leases, whether of real or personal property, to which the Company or any Subsidiary is a party,

(ii) all written consignment agreements with suppliers to which the Company or any Subsidiary is a party, (iii) all distribution and agency agreements to which the Company or any Subsidiary is a party and (iv) all other contracts, agreements or understandings, including purchase contracts and sale contracts or orders for amounts, in either case, equal to or exceeding $25,000, to which the Company or any Subsidiary is a party. Neither the Company nor any Subsidiary is in default under any of such leases, contracts, agreements, plans or understandings, and none has breached any provision of any such lease, contract, agreement, plan or understanding, which breach, except for notice or the passage of time, would render it in default thereunder.

              (j) Litigation. Except as set forth in Schedule 3(j), there are no outstanding orders, rulings, decrees, judgments or stipulations or proceedings in connection with their business to which the Company or any Subsidiary is a party or by which any thereof is bound, by or with any court, arbitrator or administrative agency, nor to the best of Sellers' knowledge are any threatened.

              (k) Taxes. Except as disclosed in Schedule 3(k) hereto, neither the Company nor any Subsidiary is in default in the filing of any tax returns and tax reports required to be filed by it and all taxes (including, without limitation, all Federal, state and local property, sales, franchise, use and other similar taxes) that are set forth on such returns have been paid or adequately provided for in the Financial Statements.

              (l) Intellectual Property. Neither the Company nor any Subsidiary owns any patent, patent application, copyright, trademark, trade name, service mark or other intellectual property, except as set forth on
Schedule 3(1) hereto. The Company or a Subsidiary has and owns all right, title and interest to the intellectual property set forth on Schedule 3(1) as owned by it and there are no claims or proceedings pending or, to the knowledge of Sellers, threatened against the Company or any Subsidiary asserting that the use by any thereof of such intellectual property infringes the rights of any other person.

              (m)    Compensation and Benefit Plans.

              (i) Except as set forth on Schedule 3(m) hereto, neither the Company nor any Subsidiary is a party to (A) any collective bargaining or similar agreement, (B) any pension, retirement, savings, profit sharing, deferred compensation, bonus, health, welfare or incentive plan or agreement,
(C) any plan or policy providing for fringe benefits to its employees, including, but not limited to, vacation, severance, disability, sick leave, medical, dental, hospitalization, life insurance and other insurance plans, and related benefits or (D) any express written employment agreement. True, correct and complete copies of all current documents providing for any such plan, agreement or policy will be made available to Buyer.

              (ii) Except as set on Schedule 3(j) hereto, no present or former employee of the Company or any Subsidiary has made any claims, and to the knowledge of each of Robert Cunniffe and Sheldon Zaslansky no claim has been threatened, against the Company or any Subsidiary on account of or for (A) overtime pay, other than overtime pay for the current payroll period, (B) accrued sick leave pay, (C) wages or salary (excluding amounts accruing under pension and profit sharing plans) for any period other than the current payroll period, (D) vacation, time off or pay in lieu of vacation or time off, other than that earned in respect of the current vacation year or carried over from prior years in an amount consistent with the ordinary course of business consistent with past practice, or (E) any violation of any statute, ordinance or regulation relating to minimum wages or maximum hours of work not specifically reserved for on the Closing Balance Sheet.

              (n) Certain Fees. Except for fees payable to Gordian Group, L.P. (which shall be paid by Sellers), none of the Sellers nor any of their affiliates has incurred any claims for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

              (o) Insurance. Schedule 3(o) hereto contains a complete and accurate list of all policies of insurance of the Company and the Subsidiaries currently in force, including, without limitation, such policies covering public and product liability and personnel, properties, buildings, machinery, equipment, furniture, fixtures and operations and such insurance is adequate to cover the potential risks customarily insured against by a person carrying on the same business as the Company.

              (p) Consents and Conditions. Sellers will use their best efforts to obtain such written consents or take such measures and actions as may be necessary or appropriate to allow the consummation of the transactions contemplated hereby and will use their best efforts to satisfy all the conditions applicable to them to be satisfied to effect the transactions contemplated hereby.

              (q) Environmental Matters. Except as set forth on Schedule 3(q) hereto, neither the Company nor any Subsidiary is in material violation of any existing federal, state or local law, statute or regulation, or any existing decree, order or arbitration award or any license or permit issued by any federal, state or local governmental authority relating to occupational health and safety or pollution or protection of the environment (the "Environmental Laws"), including, without limitation, Environmental Laws relating to treatment, storage, disposal, generation and transportation of pollutants or contaminants, toxic or hazardous substances or solid or hazardous waste regulated under Environmental Laws ("Hazardous Materials") or the release or threatened release into the environment of Hazardous Materials and Seller has received no notice or complaint of any violation of the Environmental Laws.

              (r) Full Disclosure. All of the information provided by the Company and the Sellers herein or in the schedules hereto, taken as a whole, is true, correct and complete in all material respects, and no representation, warranty or statement made by the Company or the Sellers in or pursuant to this Agreement or the schedules hereto contains any untrue statement of a material fact or omits or will omit to state any material fact necessary to make such representation, warranty or statement not misleading.

       SECTION 4.    Representations and Warranties of Buyer.

       Buyer hereby represents and warrants to Sellers that the statements contained in this Section 4, including the disclosure schedules thereto, are correct and complete as of the date of this Agreement and, when supplemented by additional or amended disclosure schedules, if any, provided by the Buyer on or prior to the Closing Date, will be correct and complete as of the Closing Date and as follows:

              (a) Corporate Organization. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with full corporate power and authority to carry on its business. Buyer is, or prior to the Closing will be, duly qualified to do business as a foreign corporation in all jurisdictions where the failure to be so qualified, individually or in the aggregate, would materially and adversely affect Buyer's consummation of the transactions contemplated by this Agreement.

              (b) Charter Documents, Etc. The Certificate of Incorporation and By-laws of Buyer which have been delivered to Sellers are true and accurate copies thereof as of the date hereof and Buyer will not, without the prior written consent of Sellers, cause such Certificate or Articles of Incorporation or By-laws to be amended in any manner or respect which would adversely affect the rights of Sellers conferred by this Agreement or by any other instrument delivered to either Seller pursuant hereto.

              (c) Corporate Authority. Buyer has full corporate power and authority to execute and deliver this Agreement and the other instruments and documents delivered or to be delivered by it pursuant to this Agreement and to consummate the transactions contemplated hereby and thereby. This Agreement and the other documents delivered or to be delivered by it pursuant to this Agreement have been duly authorized and approved by all necessary and proper corporate action of Buyer and constitute, or will constitute when executed and delivered, the valid and binding obligations of Buyer enforceable in accordance with their respective terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally and by general equity principles, regardless of whether such enforceability is considered in proceeding in equity or at law.

              (d) Certain Fees. Neither Buyer nor any of its officers, directors, employees or other affiliates has incurred any claims for any brokerage fees, commissions or finders' fees in connection with the transactions contemplated hereby.

              (e) Consents and Conditions. Buyer will use its best efforts to obtain such written consents or take such measures and actions as may be necessary or appropriate to allow the consummation of the transactions contemplated hereby and will use its best efforts to satisfy all the conditions applicable to it to be satisfied to effect the transactions contemplated hereby.

       SECTION 5.    Additional Covenants.

       (a) Further Assurances. From time to time after the Closing, Sellers will execute and deliver such other and further instruments of conveyance, assignment and transfer and take such other action as Buyer may reasonably request to consummate the transactions contemplated under this Agreement.

       (b) Access to Company. From time to time after the Closing, at the reasonable request of either Seller, Buyer will make available its employees to such Seller during normal business hours for the purpose of preparing tax returns for periods which are, in whole or in part, prior to the Closing Date or in connection with general and tax audits or asserting, prosecuting or defending claims and litigation.

       SECTION 6.    The Closing.

       The closing of the sale and purchase of the Shares (the "Closing") shall take place at 80 Pine Street, New York, New York beginning at 10:00 a.m. local time on such date (not later than March 31, 1998 as may be agreed to in writing by Seller and Buyer (such date being herein sometimes referred to as the "Closing Date") if all of the conditions set forth in Sections 7 and 8 hereof have been satisfied or waived on or before such date; provided, however, that if on March 31, 1998 the conditions to Closing set forth in Sections 7(g) and 8(f) of this Agreement shall not have been fulfilled, then the Closing Date shall be extended to that date which is five business days after the fulfillment of the conditions to Closing in Sections 7(g) and 8(f) subject to
Section 11(a)(ii) of this Agreement.

       SECTION 7.    Conditions Precedent to the Obligations of Buyer.

       The obligation of Buyer to acquire the Shares as provided hereunder is subject to the satisfaction, or waiver in writing by Buyer, on or prior to the Closing Date of each of the following conditions:

              (a) Representations and Warranties. The representations and warranties of Sellers set forth in this Agreement shall be true and correct in all material respects on and as of the Closing Date, giving effect to any additional or revised disclosure schedules provided by the Sellers on or before the Closing Date, with the same effect as though all such representations and warranties had been made on and as of such date and there shall have been delivered to Buyer certificates to that effect, dated the Closing Date, signed by Sellers. Notwithstanding any provision in this Agreement to the contrary, if any of the representations or warranties of any of the Sellers made as of the date of this Agreement is not true or correct when made or at the Closing Date, the Buyer may terminate this Agreement if the Buyer reasonably determines that such failure to be true or correct relates to a condition which is a Material Adverse Effect or the breach is of such a nature as to effectively prevent the Buyer from owning or operating the Company in a manner as presently conducted by the Company.

              (b) Performance of Obligations. Each and all of the covenants and agreements of Sellers to be performed or complied with pursuant to this Agreement shall have been duly performed and complied with in all material respects or duly waived and there shall have been delivered to Buyer a certificate to that effect, dated the Closing Date, signed by Sellers.

              (c) Instruments of Conveyance, Etc. Sellers shall have delivered to Buyer certificates for the Shares, duly endorsed, and such other instruments of transfer and assignment as shall be reasonably required by Buyer for the transfer to Buyer of all of Sellers' right, title and interest to and in the Shares free and clear of all Liens.

              (d) Consents. There shall have been obtained all consents necessary to the assignment of all contracts, leases, licenses and agreements, except for the consents relating to the leases set forth on Schedule 3(i)(2) hereto.

              (e) Opinion of Counsel. Buyer shall have been furnished an opinion, dated the Closing Date, of Smith, Ranscht, Connors, Mutino, Nordell & Sirignano, P.C., counsel for the Company, Robert Cunniffe and Sheldon Zaslansky, or of other counsel reasonably satisfactory to Buyer, substantially to the effect set forth in Exhibit A hereto.

              (f) Governmental Approvals. All approvals and authorizations of, filings and registrations with, and notifications to, any governmental or regulatory authority required for the execution, delivery and performance of this Agreement by Sellers and the consummation of the transactions contemplated by this Agreement, including the consents set forth on Schedule 3(e) hereto, shall have been duly obtained or made and shall be in full force and effect.

              (g) HSR. Sellers shall have made all filings required and satisfied all requests for additional information under the Hart-Scott-Rodino Antitrust Improvements Act (the "HSR Act"), and the required statutory periods under such Act shall have expired and neither the Antitrust Division or the U.S. Department of Justice (the "Antitrust Division") nor the U.S. Federal Trade Commission (the "FTC") shall have indicated its objection to, or its intent to challenge as violative of any federal laws, any of the transactions contemplated by this Agreement.

              (h) Litigation. At the date of the Closing, there shall be no litigation pending or threatened in which any injunction or material damages are sought against or from Buyer in connection with the transactions contemplated hereby.

              (i) Employment Agreements and Noncompete Agreements. At or prior to the Closing, and in consideration of the payment of the Purchase Price, each of Robert Cunniffe and Sheldon Zaslansky shall have executed and delivered an Employment Agreement and a Confidentiality and Noncompete Agreement substantially in the form of Exhibit B-1 hereto and AO Capital Corp. shall have executed and delivered a Confidentiality and Noncompete Agreement substantially in the form of Exhibit B-2 hereto. Additionally, at or prior to the Closing, Marla Maisner shall have executed and delivered an Employment Agreement and a Confidentiality and Noncompete Agreement substantially in the form of Exhibit B-3.

              (j) Payment of Receivables. At or prior to the Closing, the total amount of Receivables from Shareholders set forth on Exhibit D hereto shall be paid to the Company.

              (k) Financial Statements. At least five days prior to the Closing Date, Buyer shall have received the financial statements of the Company and the Subsidiaries, on a consolidated basis, for the year ended September 30, 1997, audited by Coopers & Lybrand LLP, prepared in accordance with generally accepted accounting principles consistently applied. The net worth of the Company and its Subsidiaries as reflected on the balance sheet of such audited financial statements shall be an amount not more than $100,000 less than the net worth of the Company and its Subsidiaries as reflected on the balance sheet of the draft unaudited financial statements as of September 30, 1997 set forth in Schedule 3(f).

              (l) Termination of Consulting Agreement. At or prior to the Closing Date, the Consulting Agreement between the Company and AO Capital Corp. entered into on September 3, 1991 shall be terminated.

       SECTION 8.    Conditions Precedent to the Obligations of Sellers.

       The obligation of Sellers to sell the Shares hereunder is subject to the satisfaction, or waiver in writing by Sellers, on or prior to the Closing Date of each of the following conditions:

              (a) Corporate Action. All corporate and other actions necessary to authorize and effectuate the consummation of the transactions contemplated hereby by Buyer shall have been duly taken prior to the Closing, and Buyer shall have delivered to Sellers a certificate of a duly authorized officer to that effect, together with certified copies of resolutions of its Board of Directors authorizing the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

              (b) Representations and Warranties. The representations and warranties of Buyer set forth in this Agreement shall be true and correct in all material respects on and as of the Closing Date with the same effect as though all such representations and warranties had been made on and as of that date, and there shall have been delivered to Sellers a certificate to that effect, dated the Closing Date, signed by a duly authorized officer of Buyer.

              (c) Performance of Obligations. Each and all of the covenants and agreements of Buyer to be performed or complied with pursuant to this Agreement shall have been duly performed and complied with in all material respects or duly waived, and there shall have been delivered to Sellers a certificate to that effect, dated the Closing Date, signed by a duly authorized officer of Buyer.

              (d)    Payment.  Buyer shall have paid to Sellers the Purchase
Price.

              (e) Opinion of Counsel. Sellers shall have been furnished an opinion, dated the Closing Date, of Kutak Rock, counsel for Buyer, or of other counsel reasonably satisfactory to Sellers, substantially to the effect set forth in Exhibit C hereto.

              (f) Filings. Buyer shall have made all filings required and satisfied all requests for additional information under the HSR Act and the required statutory periods under such Act shall have expired and neither the Antitrust Division nor the FTC shall have indicated its objection to, or its intent to challenge as violative of any Federal laws, any of the transactions contemplated by this Agreement.

              (g) Litigation. At the Closing Date, there shall be no litigation pending or threatened in which any injunction or material damages are sought against or from Sellers in connection with the transaction contemplated hereby.

              (h) Noncompete and Employment Agreements. At or prior to the Closing, and in consideration of the payment of the Purchase Price, each of Robert Cunniffe and Sheldon Zaslansky shall have executed and delivered an Employment Agreement and a Confidentiality and Noncompete Agreement substantially in the form of Exhibit B-1 hereto and AO Capital Corp. shall have executed and delivered a Confidentiality and Noncompete Agreement substantially in the form of Exhibit B-2 hereto. Additionally, at or prior to the Closing, Marla Maisner shall have executed and delivered an Employment Agreement and a Confidentiality and Noncompete Agreement substantially in the form of Exhibit B-3.

              (i) Payment of Principal, Interest and Fees. At or prior to the Closing, the total amount of the principal on the note payable to AO Capital Corp. and interest and fees payable to AO Capital Corp. set forth on Exhibit D hereto shall be paid to AO Capital Corp.

       SECTION 9.    Conduct of Business Prior to Closing.

       From the date hereof through the Closing Date, Sellers will cause the Company and the Subsidiaries to (i) conduct their business for their own accounts in the ordinary course and consistent with historical practices, (ii) preserve their business and their material properties intact, (iii) maintain in force and effect all insurance policies listed in Schedule 3(o) hereto and (iv) maintain in effect all their existing material qualifications, business permits, licenses, registrations and authorizations. Sellers will cause the Company and the Subsidiaries not to change their accounting policies or procedures, prior to the Closing Date, from those used in prior years. From the date hereof through the Closing Date, Sellers will cause the Company and the Subsidiaries, without the prior written consent of Buyer:

              (1) not to incur any material obligation or liability (absolute or contingent), except as set forth in Schedule 9(1) and obligations or liabilities incurred under leases, contracts and other agreements listed in
Schedule 3(i) hereto or under purchase and sale contracts and orders entered into in the ordinary course of business and consistent with historical practice;

              (2) not to mortgage, pledge or subject to (or suffered to be subjected to) lien, charge or other encumbrance or leased or placed under option or right of first refusal any material assets;

              (3) not to otherwise sell, transfer or dispose of any material assets or cancel any debts or claims, except in the ordinary course of business and consistent with historical practice or cancel or terminate any material real property lease;

              (4) except as set forth in Schedule 9(4), not to grant any general increase in wage or salary rates or in employee benefits for their employees, or grant any material increase in salary or in employment, retirement or other benefits to any employee, other than merit increases granted in the ordinary course of business and consistent with historical practices or such changes in retirement or other benefits which are deemed necessary or appropriate in order to comply with applicable requirements of law, or to enter into any employment contract with any person providing for the continued employment of such person in excess of one month or made any extraordinary payment to employees;

              (5)    not to waive any rights or claims of substantial value;

              (6) not to offer any material discounts, terms, free goods, other price adjustments or returns, rebilling or other trade practices to customers inconsistent with its normal historical business practice;

              (7) not to make any capital expenditures or additions in excess of $10,000;

              (8) not to declare any dividends, or to make any transfers of funds or assets to the Sellers or any party affiliated with Sellers other than Sellers normal salaries.

       SECTION 10.   Indemnification.

       (a) Sellers' Indemnification. Subject to the terms and conditions of this Section 10, from and after the Closing, AO Capital Corp. will severally, but not jointly, indemnify and hold Buyer harmless from and against all damages, losses, liabilities, costs (including, without limitation, response costs) and expenses (including reasonable attorneys' fees and disbursements) (hereinafter in this Section 10 referred to collectively as "Losses") arising out of or resulting from the breach or failure to be true and correct of any representation or warranty or certification of AO Capital Corp. contained herein, in any Schedule hereto or in any certificate delivered pursuant hereto, in each case to the extent that the breach or failure related to information within the Actual Knowledge of AO Capital Corp. Subject to the terms and conditions of this Section 10, from and after the Closing, Robert Cunniffe and Sheldon Zaslansky shall jointly and severally indemnify and hold Buyer harmless from and against all damages, losses, liabilities, costs (including, without limitation, response costs) and expenses (including reasonable attorneys' fees and disbursements) (hereinafter in this Section 10 referred to collectively as "Losses") arising out of or resulting from the breach or failure to be true and correct of any representation or warranty or certification made by either of them contained herein, in any Schedule hereto or in any certificate delivered pursuant hereto, in each case to the extent that the breach or failure related to information within the knowledge of Robert Cunniffe and Sheldon Zaslansky.

       (b) Buyer's Indemnification. Subject to the terms and conditions of this Section 10, from and after the Closing, Buyer will indemnify and hold Sellers harmless from and against (i) all Losses arising out of or resulting from any breach or failure of any representation or warranty or certification of Buyer contained herein, in any Schedule hereto or in any certificate delivered pursuant hereto to be true and correct or (ii) the operations of the Company and the Subsidiaries after the Closing.

       (c) Time Limitation on Indemnities. Notwithstanding the foregoing, no claim may be made or suit instituted under Section 10(a) or 10(b)(i) after one year following the Closing Date except for any claims for unpaid taxes which indemnification shall continue until the statute of limitation for such tax period shall terminate unless there has been notice from a taxing authority, in which case the indemnification shall continue until the tax issue identified in such notice has been resolved.

       (d) No Indemnity for Net Operating Losses. Notwithstanding any other provision of this Agreement, no claim may be made or suit instituted by Buyer for any Loss related to the denial, for tax purposes, by a taxing authority of the net operating losses of the Company.

       (d)    Monetary Limits on Indemnities.  No claim may be made under this
Section 10 for any individual Loss in an amount less than $15,000 or for any Loss until Losses in the aggregate total at least $150,000 (in which event, such claim shall be for Losses for the amount incurred). The aggregate liability of all Sellers under this Section 10 is limited to $2,000,000.

       (e) Third-Party Actions. In the event any claim is made, suit is brought or tax audit or other proceeding instituted against an indemnified party which involves or appears reasonably likely to involve a Loss for purposes of this Section 10, the indemnified party will, promptly after receipt of notice of any such claim, suit or proceeding for which indemnification may be sought, notify the indemnifying party of the commencement thereof. The failure to so notify the indemnifying party of the commencement of any such claim, suit or proceeding will relieve the indemnifying party from liability under Section 10 hereof only to the extent that such failure materially adversely affects the ability of the indemnifying party to defend its interest in such claim, action or proceeding. The indemnified party (at its expense) shall have the right and shall be given the opportunity to associate with an indemnifying party in the defense of such claim, suit or proceeding, provided that counsel for the indemnifying party shall act as lead counsel in all matters pertaining to the defense or settlement of such claim, suit or proceeding. An indemnified party shall not make any settlement with respect to any such claim, suit or proceeding without the prior consent of the indemnifying party. In the event that an indemnified party determines to settle any such claim, suit or proceeding without the prior consent of the indemnifying party, the indemnifying party shall have no indemnification obligations under this Section 10 with respect to such claim, suit or proceeding.

       (f) Sole Remedy. The provision of this Section 10 shall constitute the sole remedy for Losses arising out of the transactions contemplated by this Agreement.

       (g) Escrow. Seller's indemnification obligation shall be paid and secured through an Escrow Account in the amount of two million dollars ($2,000,000) which shall be governed by the provisions of the Escrow Agreement substantially in the form attached hereto as Exhibit E.

       SECTION 11.   Termination; Modification or Waiver.

       (a) Termination. This Agreement may be terminated at any time prior to the Closing:

              (i)    by mutual written agreement of Buyer and Sellers;

              (ii) by Buyer or either Seller, by notice to the other parties, if the Closing shall not have taken place prior to March 31, 1998 (or such later date as agreed to by all parties in writing), subject to any rights accruing to the date of such notice on account of any breach of this Agreement by the opposite party hereto; provided, however, that if on March 31, 1998 the Buyer shall not have received the audited financial statements as set forth in
Section 7(k) of this Agreement then such termination date shall be extended from March 31, 1998 to April 5, 1998 and provided further that the conditions to Closing set forth in Sections 7(g) and 8(f) of this Agreement shall not have been fulfilled, then such termination date shall be extended from March 31, 1998 to April 30, 1998; or

              (iii) by Buyer or either Seller, if an order is issued by any court, agency, governmental body or public authority to restrain, enjoin or prohibit the consummation of the transactions contemplated by this Agreement, or a proceeding for any such order occurs.

       (b) Modification. This Agreement may be amended, modified or supplemented only by written agreement of all parties hereto.

       (c) Waiver. Any failure of Sellers, on the one hand, or Buyer, on the other, to comply with any obligation, covenant, agreement or condition contained herein may be expressly waived in writing by Buyer in the case of any such failure by Sellers or by Sellers in the case of any such failure by Buyer, but such waiver or failure to insist upon strict compliance shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing in a manner consistent with the requirements for a waiver of compliance as set forth in this Section 11(c).

       SECTION 12.   Costs Incident to Preparation of Agreement.

       Each of the parties hereto shall pay, without right or reimbursement from the others, all costs incurred by it incident to the preparation, execution and delivery of this Agreement and the performance of its obligations hereunder, whether or not the transactions contemplated by this Agreement shall be consummated, including, without limitation, fees and disbursements of legal counsel, accountants, investment bankers and consultants employed by the respective parties hereto in connection with the transactions contemplated by this Agreement.

       SECTION 13.   Parties in Interest and Assignment.

       (a) This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and permitted assigns. This Agreement is not made for the benefit of any person, firm, corporation or other entity not a party hereto, and nothing in this Agreement will be construed as giving any person, firm, corporation or other entity, other than the parties hereto and their respective successors and permitted assigns, any right, remedy or claim under or in respect of this Agreement, or any provision hereof.

       (b) This Agreement may not be assigned by any party hereto without the prior written consent of all of the other parties hereto.

       SECTION 14.   Investigation by Buyer; Confidentiality.

       (a) Until the Closing Date or the date this Agreement is terminated pursuant to Section 11 hereof, if earlier, Buyer, through its agents and employees, may conduct an investigation of the Business and the financial condition of the Business. During the course of such investigation, Sellers agree to cause the facilities, books, records, personnel and accountants of the Company and the Subsidiaries to be made available for review (or interviews in the case of personnel) by such agents and employees and to cause to be provided to Buyer such other information as it shall reasonably request, at reasonable times and upon reasonable notice. In the event that the transactions contemplated by this Agreement are not consummated, Buyer shall return to the Company all copies of documents furnished to or obtained by them in the course of such investigation.

       (b) Any information provided or obtained pursuant to clause (a) above shall be held by Buyer in accordance with, and shall be subject to, that certain letter with respect to confidentiality entered into with respect to the transaction set forth in this Agreement between Buyer and the Company.

       SECTION 15.   Miscellaneous.

       (a) Any notice, request, consent, waiver or other communication required or permitted to be given hereunder shall be effective only if in writing and shall be deemed sufficiently given only if delivered in person or sent by telegram, cable, telecopy or certified or registered mail, postage prepaid, return receipt requested, addressed as follows:

       If to Sellers:       Robert Cunniffe
                            505 Silvermine Road
                            New Canaan, CT 06846

                            Sheldon Zaslansky
                            20 Pine Drive
                            Pound Ridge, New York, NY 10576

                            AO Capital Corp.
                            80 Field Point Road
                            Greenwich, CT  06830
                            Attention:  William D. Cotter
                            Vice President and General Counsel

       If to Buyer:         American Business Information, Inc.
                            5711 South 86 Circle
                            Omaha, NE  68127
                            Attention:  Steven Purcell, Chief Financial Officer

       With a copy to:      Michael C. Pallesen
                            Corporate Counsel
                            American Business Information, Inc.
                            5711 South 86 Circle
                            Omaha, NE  68127


or to such other person or address as any such party may have specified in a notice duly given to the sender as provided herein. Such notice or communication shall be deemed to have been given as of the date so delivered, telegraphed, telecopied or cabled or, if mailed, three days after being mailed.

       (b) This Agreement (including the Exhibits and Schedules attached hereto) and the documents referred to herein as having been entered into by any of the parties hereto or delivered by a party hereto to another party hereto constitute the entire agreement and understanding of the parties relating to the subject matter hereof and supersede all prior and contemporaneous agreements and understandings, representations and warranties, whether oral or written, relating to the subject matter hereof. The terms of this Agreement cannot be changed, modified, released or discharged orally.

       (c) No delay or failure on the part of any party in exercising any rights hereunder, and no partial or single exercise thereof, will constitute a waiver of such rights or of any other rights hereunder.

       (d) THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS.

       (e) The unenforceability or invalidity of any Section or subsection or provision of this Agreement shall not affect the enforceability or validity of the balance of this Agreement.

       (f) The headings of the Sections and subsections contained in this Agreement are for reference purposes only and shall not in any way affect the meaning, interpretation, enforceability or validity of this Agreement.

       (g) This Agreement may be executed in any number of counterparts, each of which so executed will be deemed to be an original, but all of which together will constitute one and the same agreement.

       (h) No public disclosure pertaining to this Agreement or the transaction contemplated hereby shall be made by any party unless approved by the other party prior to release.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.



SELLER:                                    BUYER:

                                           AMERICAN BUSINESS INFORMATION, INC.


                                           By:
Robert Cunniffe



Sheldon Zaslansky


AO Capital Corp.


By

                                   Schedules

       I           -         Ownership of Shares

       II          -         Certain Key Executives

       2(a)        -         Restrictions on Transfer

       3(b)        -         Rights to Acquire Capital Stock

       3(e)        -         Consents/Approvals Required

       3(f)        -         Financial Statements

       3(g)        -         Machinery, Equipment and Vehicles

       3(i)(1)     -         Contracts and Other Agreements

       3(i)(2)     -         Consents Under Existing Contracts

       3(j)        -         Litigation, Orders and Judgments

       3(k)        -         Defaults in Tax Filings

       3(1)        -         Patents, Copyrights, Trademarks, Etc.

       3(m)(1)     -         Employee Benefit Plans

       3(m)(2)     -         Employment and Related Agreements

       3(o)        -         Insurance Policies

       3(q)        -         Environmental Matters

       9(1)        -         Additional Absolute or Contingent Liability

       9(4)        -         Compensation Changes

                             Exhibits

       A           -         Form of Opinion of Sellers' Counsel

       B           -         Form of Employment Agreements and Noncompete
                             Agreements

       C           -         Form of Opinion of Buyer's Counsel

       D           -         Price Schedule

       E           -         Form of Escrow Agreement

       Exhibit D

Transaction Value Allocation

Enterprise Value                                        19,000,000
       Plus: September Cash Balance                        366,964
                                                        19,366,964
Liabilities to be paid at closing:
       Note to AO Capital Corp.                        $ 2,684,667
       Interest and Fees Due AO Capital Corp.              788,902
       Liabilities Paid at Closing                      (3,473,569)
       (estimate)
       Non-Working Capital Liabilities Assumed:
       Net Pension Liability                           $    87,620
       State of Connecticut Note                           450,000
       Accumulated Interest State of Connecticut
            Note                                            99,302
Total Non-Working Capital Liabilities Assumed             (636,922)
Proceeds to Equity Holders (estimate)                  $15,256,473
Amounts due from Shareholders
       Cunniffe (estimate)                                (211,459)
       Zaslansky (estimate)                               (251,310)


                                                          (462,769)

    Represents the amount due through December 31, 1997, which amount will be increased $1,014 per day thereafter until the date it is paid, except to the extent actually paid prior to Closing. The amount due through September 30, 1997 was $748,372.

    Represents the amount due through December 31, 1997, which amount will be increased $75 per day thereafter until the date it is paid, except to the extent actually paid prior to Closing.

    Represents the amount due through December 31, 1997, which amount will be increased $42 per day for each Shareholder until the date it is paid, except to the extent actually paid prior to Closing.